Exhibit 99.1

Support.com Reports First Quarter 2021 Financial Results; Updates on Merger Transaction Process

Los Angeles, CA – May 13, 2021 – Support.com, Inc. (NASDAQ: SPRT), a leader in customer and technical support solutions delivered by home-based employees, today reported unaudited financial results for its first quarter ended March 31, 2021.

As previously announced on March 22, 2021, Support.com and Greenidge Generation Holdings Inc. (“Greenidge”) entered into an agreement providing for the acquisition of Support.com by Greenidge in a merger transaction. In connection with the proposed merger, a registration statement on Form S-4 has been filed by Greenidge with the U.S. Securities and Exchange Commission at https://www.sec.gov/Archives/edgar/data/0001844971/000119312521149057/d166032ds4.htm. Upon the effectiveness of the Form S-4, we intend to solicit the adoption of the merger agreement by a majority of the holders of the outstanding shares of our common stock entitled to vote at a special meeting. The proposed merger is expected to close during the third quarter of 2021.

Financial Summary

For the first quarter of 2021, total revenue was $9.6 million, a decrease of $2.3 million or 19 percent compared to revenues of $11.9 million in the first quarter of 2020 and $0.9 million or 9 percent compared to revenues of $10.5 million in the fourth quarter of 2020.

We recorded net loss $2.0 million, or $0.10 per share, in the first quarter of 2021, compared to net income of $0.3 million, or $0.02 per share, in the first quarter of 2020 and breakeven net income in the fourth quarter of 2020.

Key changes in our net income (loss) included the following:

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Gross profit was $3.5 million in the first quarter of 2021, compared to $4.2 million in the first quarter of 2020 and $3.8 million in the fourth quarter of 2020.
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Gross profit margin of 37% in the first quarter of 2021 increased compared to 35% in the first quarter of 2020 and 36% in the fourth quarter of 2020.
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Operating expenses were $5.6 million in the first quarter of 2021, compared to $3.9 million in the first quarter of 2020 and $3.9 million in the fourth quarter of 2020.
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Included in the first quarter 2021 operating costs are $1.5 million in merger related expenses and $0.2 million in transition related costs as we re-focus on building an enterprise-ready leader in homesourcing™.

Balance Sheet Information

At March 31, 2021, cash, cash equivalents and short-term investments were $39.0 million, compared with $28.4 million at March 31, 2020 and $30.0 million at December 31, 2020. As previously announced, and in connection with the proposed merger transaction with Greenidge, 210 Capital, LLC acquired approximately 3.9 million shares of Support.com in a private placement in March 2021.

Total assets as of March 31, 2021 were $47.7 million and total stockholders’ equity was $40.9 million.

Support.com will not host a conference call discussing the Company’s first quarter results. For more information, please visit the Investor Relations section of the Support.com website at Support.com/about-us/investor-relations/.

About Support.com

Support.com, Inc. (NASDAQ: SPRT) is a leading provider of customer and technical support solutions delivered by home-based employees. For more than twenty years, the company has achieved stellar results for global enterprise clients and top-tier businesses. Support.com's proven, omnichannel solutions have been specifically designed and optimized for the homesourcing™ environment, resulting in industry-leading NPS scores and first call resolution rates. The company efficiently meets changing client needs through its highly scalable, global network of home-based employees and secure, proprietary, cloud-based platforms. For more information, please visit www.support.com.

Support.com, Inc. is an Equal Opportunity Employer. For more information, visit http://www.support.com/about-us/careers.

© 2021 Support.com, Inc. All rights reserved. Support.com and the Support.com logo are trademarks or registered trademarks of Support.com, Inc. in the United States and other countries. All other marks are the property of their respective owners.

Safe Harbor Statement

This announcement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, all statements relating to our plans to build an enterprise-ready leader in homesourcing™. Such forward-looking statements are based on current expectations and information that involve a number of uncertainties and risks that may cause actual events or results to differ materially from those indicated by such forward-looking statements, including, among others, our ability to retain and grow major programs, our ability to expand and diversify our customer base, our ability to maintain and grow revenue, any acquisitions we may make, including integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected by such acquisitions, our ability to successfully develop new products and services, our ability to manage our workforce, our ability to operate in markets that are subject to extensive regulations, such as support for home security systems, our ability to control expenses and achieve desired margins,  our ability to maintain or improve gross margin, our dependence on a small number of customers and partners, our ability to attract, train and retain talented employees, potential intellectual property, class action or other litigation, fluctuations in government laws and regulations, our ability to utilize and realize the value of our net operating loss carryforwards and how they could be substantially limited or permanently impaired, given our current market capitalization and cash position, our ability to execute the cost reduction program involving the planned actions on the expected schedule, our ability to achieve the cost savings expected in connection with the cost reduction plan, the ultimate effect of any such cost reductions on our financial results, any expenses or reputational damage associated with resolving customer warranty and/or indemnification claims; and our ability to manage the effects of the cost reduction plan on our workforce and other operations. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic and any worsening of the global business and economic environment as a result. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the transactions contemplated by that certain Agreement and Plan of Merger dated March 19, 2021 by and between Greenidge Generation Holdings Inc. (“Parent”), GGH Merger Sub, Inc. (“Merger Sub”) and Support.com, Inc. (the “Company”), the Company and Parent will file relevant materials with the U.S. Securities and Exchange Commission (“SEC”), and Parent has filed a registration statement on Form S-4, which will include a proxy statement of the Company. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be mailed to stockholders of the Company when it becomes available. Investors and security holders will be able to obtain free copies of the registration statement, proxy statement/prospectus (when available) and the other documents filed with the SEC by the Company or Parent through the SEC’s website at www.sec.gov.

PARTICIPANTS IN SOLICITATION

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders of the Company in connection with the proposed transaction. A list of the names of such directors and executive officers, information regarding their interests in the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Parent, Merger Sub and their directors, executive officers, other members of management and employees may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed transaction. A list of the names of such directors and executive officers, information regarding their interests in the proposed merger and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Investor Contact
Jacob Moelter
IR@support.com

SUPPORT.COM, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2021 (1)	2020 (2)

Assets
Current assets:
Cash, cash equivalents and short-term investments	$39,021	$29,967
Accounts receivable, net	6,312	6,975
Prepaid expenses and other current assets	702	670
Total current assets	46,035	37,612
Property and equipment, net	1,105	1,115
Other assets	511	539

Total assets	$47,651	$39,266

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued compensation	$3,149	$2,101
Other accrued liabilities	1,561	937
Short-term deferred revenue	1,146	881
Total current liabilities	5,856	3,919
Other long-term liabilities	910	911
Total liabilities	6,766	4,830

Stockholders' equity:
Common stock	3	2
Additional paid-in-capital	259,401	250,954
Treasury stock	(5,297)	(5,297)
Accumulated other comprehensive loss	(2,424)	(2,419)
Accumulated deficit	(210,798)	(208,804)
Total stockholders' equity	40,885	34,436

Total liabilities and stockholders' equity	$47,651	$39,266

Note 1: Amounts are subject to completion of management’s customary closing and review procedures.
Note 2: Derived from audited consolidated financial statements for the year ended December 31, 2020.

SUPPORT.COM, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31, 2021 (1)	December 31, 2020	March 31, 2020

Revenue:
Services	$9,138	$10,089	$11,511
Software and other	493	454	438
Total revenue	9,631	10,543	11,949

Cost of revenue:
Cost of services	6,005	6,695	7,685
Cost of software and other	90	75	29
Total cost of revenue	6,095	6,770	7,714

Gross profit	3,536	3,773	4,235
Operating expenses:
Engineering and IT	924	794	1,040
Sales and marketing	425	488	813
General and administrative	4,206	2,586	2,053
Total operating expenses	5,555	3,868	3,906

Income (loss) from operations	(2,019)	(95)	329

Interest income and other, net	42	150	84

Income (loss) before income taxes	(1,977)	55	413

Income tax provision	17	37	49
Net income (loss)	$(1,994)	$18	$364

Net earnings (loss) per share
Basic	$(0.10)	$0.00	$0.02
Diluted	$(0.10)	$0.00	$0.02

Shares used in computing per share amounts
Basic	20,205	19,391	19,054
Diluted	20,205	19,732	19,233